                                                                    EXHIBIT 3.20



                             AMENDED AND RESTATED

                            ARTICLES OF ASSOCIATION

                                      OF

                           GLOBAL CROSSING LTD., LDC



                                                            January [ ], 1998

                               THE COMPANIES LAW

                           COMPANY LIMITED BY SHARES
                           -------------------------

                             AMENDED AND RESTATED

                            ARTICLES OF ASSOCIATION

                                      OF

                           GLOBAL CROSSING LTD., LDC


                                INTERPRETATION
                                --------------


1. (a) The regulations contained or incorporated in Table "A" in the First Schedule of the Companies Law (1995 Revision) shall not apply to this Company and the following regulations shall comprise the Articles of Association of the Company.

     (b) In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column hereof, if not inconsistent with the subject or context.

     Words                     Meanings
     -----                     --------

     Administration Agreement  The agreement dated March 25, 1997 or any subsequent agreement in substitution therefor, between the Company and the Administrator setting forth the terms and conditions under which the Administrator will be engaged by the Company.

     Administrator             W.S. Walker & Company, or such other independent
                               Cayman Islands company engaged by the Company to perform certain administrative functions for and on behalf of the Company.

     Affiliate                 Shall mean any other person, directly or
                               indirectly, controlling or controlled by or under direct or indirect common control with such person.

     Bank Event of Default     Shall mean an event of default under the Senior
                               Credit Facilities or under the Senior Notes (each as defined in the Purchase Agreement) or under the Purchase Agreement that would permit the lenders under such agreement or instrument to accelerate the maturity of amounts owing thereunder.

     Board of Directors        The Board of Directors of the Company.

     Business Day           Any day (except Saturday and Sunday) on which
                            banks in the Cayman Islands, Bermuda and New
                            York, New York are open for business.

     Cash Payment           The initial payment made to the Company in respect
                            of Shares.

     Class A Member         A holder of Class A Shares.

     Class B Member         A holder of Class B Shares.

     Class C Member         A holder of Class C Shares.

     Class D Member         A holder of Class D Shares.

     Class E Member         A holder of Class E Shares.

     Class A Shares         The Company's Class A Common Shares, par value of
                            U.S.$0.000001 per share.

     Class B Shares         The Company's Class B Common Shares, par value of
                            U.S.$0.000001 per share.

     Class C Shares         The Company's Class C Common Shares, par value of
                            U.S.$0.000001 per share.

     Class D Shares         The Company's Class D Common Shares, par value of
                            U.S.$0.000001 per share.

     Class E Shares         The Company's Class E Common Shares, par value of
                            U.S. $0.000001 per share.

     Code The United States Internal Revenue Code of 1986, as amended.

     Company                Global Crossing Ltd., LDC.

     Companies Law          The Companies Law (1995 Revision) of the Cayman
                            Islands and any statutory amendment or modification thereof. Any reference to a provision of the Companies Law is to that provision as modified by law for the time being in force.

     Distribution           All payments or distributions to holders of Shares.

     Dollars                The lawful currency of the United States.

     Fiscal Quarters        Shall have the meaning set forth in Article 20
                            hereof.

     Fiscal Year            Shall have the meaning set forth in Article 20
                            hereof.

   Investment                  Any investment authorized by the Memorandum of
                               Association of the Company.

   in writing                  Written, printed, lithographed, photographed,
                               telefaxed or telexed or represented by any other substitute for writing or partly one and partly another.

   Manager                     Initially, PCG, in its capacity as Manager.

   Member A person who is registered as the holder of Shares in the Register for the time being kept by or on behalf of the Company.

   month                       Calendar month.

   "Net Income" or "Net Loss"  For any taxable period, the net income or net loss of the Company for such period, determined in accordance with section 703(a) of the Code, including any items that are separately stated for purposes of section 702(a) of the Code, as determined in accordance with Federal income tax accounting principles with the following adjustments: (i) any income of the Company that is exempt from Federal income tax (or would be exempt if the Company were subject to Federal income taxation) shall be included as income,
                               (ii) any expenditures of the Company described in
                               section 705(a)(2)(B) of the Code or treated as
                               section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulation section 1.704-1(b)(2)(iv) shall be treated as current expenses, and (iii) without giving effect to any adjustments made pursuant to section 734 or 743 of the Code.

   Net Proceeds                Proceeds derived from the Company's investments,
                               including all cash proceeds and other property received by the Company in respect of its investments, including without limitation, any dividends, interest or other amounts received on investments and any proceeds received in connection with dispositions in whole or in part of any Investment.

   Non-Qualified Person        A person or persons holding Shares in breach of
                               any restriction mentioned in Article 14 hereof.

   PCG Pacific Capital Group, Inc., a California corporation.

   Purchase Agreement          The Note Purchase Agreement (as defined in the
                               Stockholders Agreement).

   Register The register of members of the Company maintained in accordance with Section 39 of the Companies Law as supplemented by these Articles.

     Seal The common seal of the Company including any facsimile thereof.

     Shares The Company's Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class E Shares.

     signed Includes a signature or representation of a signature affixed by mechanical means.

     Stockholders Agreement  Stockholders Agreement, dated as of March 25, 1997, among the Company and the Members party thereto, as amended, supplemented or otherwise modified from time to time.

     Subscription Agreement  As defined in the Stockholders Agreement.

     Term The term of the Company shall mean thirty years from the date of organization subject to earlier termination.

     Treasury Regulations    The regulations promulgated under the Code by the
                             United States Treasury Department.

     U.S. Person             The term "U.S. Person" shall mean (i) a citizen or
                             resident of the United States, (ii) a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income is includible in gross income for United States Federal income tax purposes regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust.

2. In these Articles, unless there be something in the subject or context inconsistent with such construction:

     (a) Words importing the singular number shall include the plural number and vice versa.
              ---- -----

     (b) Words importing the masculine gender only shall include the feminine gender.

     (c) Words importing persons only shall include companies or associations or bodies of persons, whether corporate or not.

     (d) The word "may" shall be construed as permissive and the word "shall" shall be construed as imperative.

     (e) References to enactments shall include reference to any modification or re-enactments thereof for the time being in force.

     (f) References to dollars (or $) are references to dollars of the United States of America.

3. Subject to the two preceding Articles any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.


                                  PRELIMINARY
                                  -----------


4. The preliminary expenses incurred in forming the Company and in connection with its initial offer and issue of its Shares shall be paid by the Company.

5. The business of the Company shall be commenced as soon after the organization of the Company as practicable.


                 SITUATION OF REGISTERED OFFICE OF THE COMPANY
                 ---------------------------------------------

6. (a) The Registered Office shall be at such address in the Cayman Islands as the Manager shall from time to time determine.

     (b) The Company in addition to its Registered Office may establish and maintain such other offices and places of business and agencies in the Cayman Islands, Bermuda or elsewhere as the Manager may from time to time determine.


                                  MANAGEMENT
                                  ----------

7. The management of the Company shall be vested exclusively with the Manager in accordance with these Articles and subject to the Stockholders Agreement; provided, however, that the Manager shall have no authority with
                --------  -------
     respect to Global Telesystems Holdings Ltd., a Bermuda corporation and a wholly owned subsidiary of the Company ("GTH"), and the subsidiaries of GTH. All authority, including, without limitation, the election of directors, with respect to GTH and its subsidiaries shall be vested exclusively with the Board of Directors except as provided in the Stockholders Agreement.

8. Except as provided under the Companies Law and as otherwise explicitly stipulated in these Articles of Association, Members shall have no part in the management of the Company and shall have no authority or right in their capacity as Members to act on behalf of the Company in connection with any matter. Employees of the Company and the Administrator shall have authority to act on behalf and in the name of the Company only to the extent authorized by the Manager or the Administration Agreement or as expressly authorized by these Articles.


                             SHARE CAPITAL; RIGHTS
                             ---------------------

9. (a) The authorized share capital of the Company at the date of the adoption of these Articles is US$ $50,000, divided into 1,000,000,000 Class A Shares of par value $0.000001 per share, 1,000,000,000 Class B Shares of par value $0.000001 per share, 1,000,000,000 Class C Shares of par value $0.000001 per share, 3,000,000,000 Class D Shares of par value $0.000001 per share, 1,000,000,000 Class E shares of par value $0.000001 per share and 43,000,000,000 undesignated shares of par value $.000001 per share.

     (b) Subject to the Stockholders Agreement, each Class B Share shall be exchangeable at any time or from time to time, at the option of the holder thereof, into a Class A Share.

     (c) Each Class D Share shall be exchangeable at any time or from time to time, at the option of the holder thereof, into (i) a Class E Share upon the payment to the Company by the holder thereof of a cash payment of US $2.20 per share (less actual cash distributions received by such time on each Class C Share) or (ii) a fractional share of a Class E Share, where the numerator of such fraction shall be the difference between (x) the market value of each Class E Share at the time of such exchange as determined by resolution of the Directors and
          (y) US $2.20 (less actual cash distributions received by such time on each Class C Share) and where the denominator of such fraction shall be such market value. If any holder of a Class D Share shall exchange its Class D Shares into Class E Shares in accordance with clause (ii) of the preceding sentence then, at the time of any such exchange, the holder shall receive from the Company, for no additional consideration, a warrant (exercisable for ten years from the date of the exchange) to receive additional Class E Shares in an amount equal to the difference between (x) the number of Class D Shares exchanged and (y) the number of Class E Shares received, in each case pursuant to clause (ii) of the preceding sentence. The per share exercise price in respect of such warrant shall be the per share market value of the Class E Shares as determined in accordance with the foregoing clause
          (ii). If the Company shall make any distribution or dividend on the Common Stock in securities of another entity, the holder of each Class D Share shall be entitled at its option to receive in exchange for such Class D Share a warrant (exercisable for ten years from the date of the exchange) to purchase voting common stock of such entity at the equivalent of US $2.20 per share (less actual cash distributions received by such time on each Class C Share), adjusted to give effect to the revised capitalization structure of such new entity. Immediately prior to an initial public offering or a change in control transaction, each Class E Share shall be exchangeable, at the option of the holder thereof, into a Class B Share for no consideration other than the surrender of such Class E Share.

     (d) Any share exchangeable pursuant to the terms of this Article into a Share (including a multiple or fraction thereof) of another class shall upon satisfaction of all preconditions to such exchange as set forth above and subject to the Stockholders Agreement, be repurchased by the Company in such manner as the Manager or the Board of Directors shall determine and the Company shall issue such Share (including a multiple or fraction thereof) of such other class as provided for herein in consideration thereof, and such transaction shall not constitute a Transfer in terms of the Stockholders Agreement.


                         ALTERATION OF SHARE CAPITAL
                         ---------------------------

10 The Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount as the resolution shall prescribe.

11 The new Shares shall be subject to the same provisions with reference to dividend, distribution, lien, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

12   The Company may by ordinary resolution:

     (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing Shares;
     (b) sub-divide its existing Shares, or any of them into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of Section 12 of the Companies Law; and

     (c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

13 The Company may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.



                             NON-QUALIFIED PERSONS
                             ---------------------

14 The Manager may impose such procedures and restrictions as it considers necessary or desirable for the purpose of ensuring that no Shares of the Company are held by any person or persons in circumstances (whether directly or indirectly affecting such person or persons and whether taken alone or in conjunction with any other person or persons, connected or not, or any other circumstance appearing to the Manager to be relevant) which in the opinion of the Manager might result in the Company incurring any tax liability, the Company being involved in any litigation, the Company becoming a reporting person, or otherwise subject to any other requirements it was not subject to immediately prior to such transaction, under United States federal or state securities laws or regulations, the Company or any of its subsidiaries becoming a "controlled foreign corporation" under section 951 et seq. of the Code, any person becoming a "U.S. shareholder"
                 -- ---
     under section 951 et seq. of the Code, or the Company being registered or
                       -- ---
     regulated as an investment company under the United States Investment Company Act of 1940, as amended, or suffering any other pecuniary or fiscal disadvantage or other adverse effect which the Company might not otherwise incur or suffer.

15 A person who becomes aware that he is holding or owning Shares in breach of any restriction mentioned in Article 14 above shall promptly notify the Manager in writing of his status as a Non-Qualified Person.

16 If it comes to the notice of the Manager that any Shares are so held by any such Non-Qualified Person, the Manager, by written notice, will instruct the Non-Qualified Person as to the steps to be taken to cure such status in accordance with the provisions of these Articles, and such Non-Qualified Person will immediately comply with such instructions.

17 No person shall be recognized by the Company as holding any Share upon any trust, and the Company shall not be bound by or recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (save only as by these Articles otherwise provided or as by law required) any other right in respect of any Share, except an absolute right thereto in the Register.

18   The Manager shall keep or cause to be kept a Register as required by
     Section 39 of the Companies Law.

19 The Manager in each year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by Section 186 of the Companies Law and deliver a copy thereof to the Registrar of Companies.


                                FISCAL PERIODS
                                --------------

20 The "Fiscal Year" of the Company shall end on December 31 of each year. The "Fiscal Quarters" of the Company shall end on March 31, June 30, September 30 and December 31 of each Fiscal Year.


                            PURPOSES OF THE COMPANY
                            -----------------------

21 Without limiting the objects of the Company as set forth in the Company's Memorandum of Association, the principal purposes for which the Company is established are for seeking capital appreciation through investment in the securities of companies engaged in the development, sales and operation of telecommunications systems and to engage in all activities and transactions as the Board of Directors may deem reasonably necessary or advisable or incidental in connection therewith.


                           AUTHORITY OF THE MANAGER
                           ------------------------

22 Subject to Articles 7 and 113 and the Stockholders Agreement, the Manager shall have the power by itself on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company set forth in the Memorandum of Association, and to perform all acts and enter into and perform all contracts and other undertakings which it may deem necessary or advisable or incidental thereto, including, without limitation, the power to:

     (a) engage the Administrator under such terms and conditions as the Manager shall determine;

     (b) open, maintain and close accounts with brokers, dealers, banks, currency dealers and others, including the Manager and its affiliates, and issue all instructions and authorizations to entities regarding the purchase and sale or entering into, as the case may be, of securities, options, certificates of deposit, bankers acceptances, agreements for the lending of portfolio securities and other assets, instruments and investments for the purpose of seeking to achieve the Company's purposes as well as to facilitate capital contributions, distributions, withdrawals, the payment of Company expenses and the affairs of the Company in general;

     (c) open, maintain and close bank accounts and draw cheques or other orders for the payment of monies;

     (d) acquire, lease, sell, hold or dispose of any assets or investments in the name of or for the account of the Company or enter into any contract or endorsement in the name of or for the account of the Company with respect to any such assets or investments or in any other manner bind the Company to acquire, lease, sell, hold or dispose of any such assets or investments whatsoever on such terms as it shall determine and to otherwise deal in any manner with the assets of the Company in accordance with the purposes of the Company;

     (e) borrow money, post margin on securities or enter into transactions having a similar leveraging effect or for temporary purposes on behalf of the Company, from any source or with any party, upon such terms and conditions as it may deem advisable and proper, to execute promissory notes, drafts, bills of exchange and other instruments and evidences of indebtedness and to secure the payment thereof by mortgage, pledge or assignment of or security interest in all or any part of property then owned or thereafter acquired by the Company, and refinance, recast, modify or extend any of the obligations of the Company and the instruments securing those obligations;

     (f) employ, retain, or otherwise secure or enter into contracts, agreements and other undertakings with persons in connection with the management and operation of the Company, including, without limitation, any attorneys and accountants, and including, without limitation, contracts, agreements or other undertakings and transactions with the Manager, any other Member, or any person controlling, under common control with or controlled by the Manager or any other Member, all on such terms and for such consideration as the
          Manager deems advisable; provided, however, that any such contracts,
                                   --------  -------
          agreements or other undertakings and transactions with the Manager, any other Member or any person controlling, under common control with or controlled by the Manager or any other Member shall be on terms and for consideration which are arm's length and fair to the parties consistent with the fiduciary standards applicable to the Member;

     (g) take any and all action which is permitted under the Companies Law and which is customary or reasonably related to the operation of the Company;

     (h) make such elections under the Code, and other relevant tax laws as to the treatment of items of Company income, gain, loss, deduction and credit, and as to all other relevant matters, as the Manager deems necessary or appropriate, including, without limitation, determination of which items of cash outlay are to be capitalised or treated as current expenses, and selection of the method of accounting and bookkeeping procedures to be used by the Company;

     (i) bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Company;

     (j) deposit, withdraw, invest, pay, retain and distribute the Company's funds in a manner consistent with the provisions of these Articles;

     (k) cause the Company to carry such insurance as the Manager deems necessary to protect it and any other individual or entity entitled to indemnification by the Company pursuant to Article 27 hereof;

     (l) do any and all acts on behalf of the Company, and exercise all rights of the Company, with respect to its interest in any property or any person, firm, corporation or other entity, including, without limitation, the voting of securities, participation in arrangements with creditors, if any, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters; and

     (m) authorize any officer, director, employee or other agent of the Manager and its subsidiaries or any Member, employee or agent of the Company to act for and on behalf of the Company in any or all of the foregoing matters and all matters incidental thereto as fully as if such person were the Manager.

                            REMOVAL OF THE MANAGER
                            ----------------------

23   (a)  The Board of Directors may remove the Manager (i) upon the vote of eleven members of the Board of Directors, for any reason, or (ii) upon the vote of a majority of the members of the Board of Directors following a determination, by a court of competent jurisdiction no longer subject to review or appeal, that the Manager had been grossly negligent or engaged in willful misconduct in the performance of its duties hereunder.

     (b)  Upon the removal of the Manager in accordance with the provisions of
          Article 23(a), or the resignation or death of the Manager, the Board of Directors may appoint a new Manager upon the vote of eight members of the Board of Directors. Any new Manager shall be a shareholder of the Company.


                                 ADMINISTRATOR
                                 -------------

24 The Manager will appoint the Administrator and shall entrust to and confer upon the Administrator so appointed certain of the powers exercisable by it as the Manager upon such terms and conditions including the right of the Administrator to remuneration and with such restrictions and with such powers of delegation as it thinks fit collaterally with or to the exclusion of its own powers.

25 Subject to obtaining the consent of the Manager, which may be withheld in its sole discretion, the Administrator may assign, sub-contract or delegate the performance of any of its duties either in whole or in part, to such persons or corporations as its deems fit, provided, however, that an assignment, as the case may be, and/or any subcontracting or delegation of administrative functions to an Affiliate of the Administrator shall not require a special resolution.


                 ACTIVITIES OF MANAGER; CONFLICTS OF INTEREST
                 --------------------------------------------

26 Except as specifically provided in this Article 26 or with respect to the construction, management or operation of, or sale of capacity on, (i) submarine fiber optic cable telecommunications systems and directly related services (including, without limitation, spurs to the Cable System (as defined in the Stockholders Agreement)), (ii) terrestrial fiber optic cable telecommunications systems and (iii) satellite telecommunications systems which are competitive with fiber optic cable telecommunications systems owned by the Company (collectively, the "Company Business") these Articles shall not be construed in any manner to preclude the Manager or its Affiliates from engaging in any activity whatsoever, including, without limitation, receiving reasonable compensation for services from companies in which the Company invests, managing investments, advising entities whose investment objectives are the same as or overlap with those of the Company, participating in investments made directly by any stockholder or the Company (without regard to whether such stockholder or the Company has secured its full desired investment position), entering into any brokerage or consulting arrangements with or acting as a director or officer of, advisor to or participant in any corporation, partnership, trust or other business entity or receiving compensation or profit therefor. Except with respect to companies primarily engaged in the Company Business, the Manager and its Affiliates shall not be precluded from investing in, or causing the Company to invest in, companies that are competitive with the Company or companies that engage in business with affiliates of the Manager. The foregoing notwithstanding, the provisions of this Article 26 shall not preclude the Manager or its Affiliates from (x) engaging in any such activity or making any such investment if the Board of Directors chooses not to authorize the Company to pursue such activity or investment presented to the Finance Committee of the Board of Directors by the Manager or its Affiliates or (y) making passive investments in public companies. The provisions of this

     Article 26 shall terminate upon the occurrence of the IPO (as defined in the Stockholders Agreement).

                        INDEMNIFICATION AND EXCULPATION
                        -------------------------------

27   (a)  To the full extent permitted by law, the Company, out of the Company's assets and not out of the assets of any Member, shall indemnify and hold harmless the Manager, the Administrator and any partner, director, officer, employee or agent of the Manager and the Administrator, and/or the legal representatives or controlling persons of any of them and any employee or agent of the Company and each member of the Board of Directors (herein collectively called the "Indemnified Persons"), from and against any loss, expense, judgment, settlement, fee and related expenses (including attorneys' fees and expenses), costs or damages suffered or sustained by reason of being or having been the Manager, the Administrator, an officer, partner, employee or agent (or a legal representative or controlling person of any of them) of them or any employee or agent of the Company or any member of the Board of Directors, or arising out of or in connection with action or failure to act on the part of such Indemnified Person unless such act or failure to act shall have been finally, judicially determined to have resulted from the wilful misconduct, bad faith or knowing violation of law of such Indemnified Person. The Company shall advance to any Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of conduct which is the subject of the indemnification provided hereunder. Each Indemnified Person shall agree, as a precondition to any advance to such Indemnified Person as aforesaid, that in the event such Indemnified Person receives any such advance, such Indemnified Person shall reimburse the Company for such advance to the extent that it shall be finally judicially determined that such Indemnified Person was not entitled to indemnification under this Article.

     (b) No Indemnified Person shall be liable to any Member or the Company for any act or failure to act on behalf of the Company, unless such act or failure to act shall have been finally, judicially determined to have resulted from the willful misconduct, bad faith or knowing violation of law of the Indemnified Person. Each Indemnified Person may consult with legal counsel and accountants in respect of Company affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants. Notwithstanding any of the foregoing to the contrary, the provisions of this subsection (b) shall not be construed so as to relieve (or attempt to relieve) any Indemnified Person of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effect the provisions of this subsection (b) to the full extent permitted by law.


                               CAPITAL ACCOUNTS
                               ----------------

28   (a)  The Company shall establish and maintain a separate account (the
          "Capital Account") for each Member. The initial balance of the Capital Account for each Member shall be such Member's Cash Payment. The Capital Account of each Member shall be adjusted as of the last day of each Fiscal Year. The Capital Account of each Member shall be increased by (i) the dollar amount of any additional contributions made by such Member, (ii) the fair market value of any property (other than cash) contributed to the Company by such Member (net of any liabilities to which such property is subject), and (iii) allocations to such Member of income and gain (including income exempt from tax). The Capital Ac-count of each Member shall be decreased by (i) the dollar amount of any distributions made to such Member, (ii) the fair market value of any property distributed to such Member (net of any liabilities to which such property is subject), and (iii) allocations to such Member of loss and deduction (including expenditures not deductible in computing the Company's income or loss for Federal income tax purposes).

     (b) Notwithstanding any other provision of this Agreement to the contrary, the foregoing provisions of Article 28(a) regarding the maintenance of Capital Accounts shall be construed so as to comply with the provisions of the Treasury Regulations promulgated pursuant to Section 704 of the Code (the "Treasury Regulations"). The Members may modify the foregoing provisions to the minimum extent necessary to comply with such Treasury Regulations. Any such modification shall be made in a manner that does not alter the Members' rights to distributions under Article 33.


                      ALLOCATIONS OF NET PROFIT AND LOSS
                      ----------------------------------

29   (a)  Except as otherwise provided in these Articles of Association , Net
          Income and Net Loss of the Company for any Fiscal Year shall be allocated among the Members in a manner such that the Capital Account of each Member immediately after making such allocation, is, as nearly as possible, equal (proportionately) to the distributions that would be made to such Member during such Fiscal Year pursuant to Article 33 if (i) the Company were dissolved and its affairs wound up and any remaining assets were sold for cash in an amount equal to their adjusted basis (or, in the case of a Fiscal Year in which the Company terminates pursuant to Article 135, such assets were sold for cash in an amount equal to their fair market value), (ii) all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the fair market value of the assets securing such liability), and (iii) the net assets of the Company were distributed in accordance with Article 33 to the Members immediately after making such allocation.

     (b) For U.S. federal income tax purposes only, each item of income, gain, loss and deduction of the Company shall be allocated among the Members in the same manner as the corresponding items of Net Income and Net Loss and specially allocated items are allocated for Capital Account purposes; provided that (i) the allocation of taxable profit and loss
                    --------
          for U.S. Federal income tax purposes will be adjusted to eliminate, to the extent possible, any disparity between a Member's Capital Account and the tax basis of Company property, consistent with principles set forth in section 704(c) of the Code and (ii) solely for U.S. federal income tax purposes, in the event that the Company engages in any reorganization transaction pursuant to which (A) the Company receives stock and warrants in any corporation and (B) the Company subsequently distributes such stock and warrants to the Members pursuant to a liquidation of the Company, then items of Company taxable income and gain, if any, attributable to the receipt of warrants shall be specifically allocated to those Members to whom such warrants are distributed. The amount of taxable income and gain allocated to a Member pursuant to proviso (ii) in the previous sentence shall be determined by multiplying the taxable income and gain attributable to the warrants by a fraction, the numerator of which is the value of the warrants distributed to such Member and the denominator of which is the aggregate value of all the warrants received by the Company.

               SPECIAL ALLOCATIONS FOR U.S. FEDERAL TAX PURPOSES
               -------------------------------------------------

30   The following special allocations shall be made in the following order:

     (a)  Qualified Income Offset.  If any Member unexpectedly receives any
          -----------------------
          adjustment, allocation or distribution described in Treasury Regulation section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any deficit in its Capital Account created by such adjustment, allocation or distribution as soon as practicable. This Article 30(a) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(d)(3).

     (b)  Basis Adjustment.  In the event of a transfer of all or any part of
          ----------------
          the Shares of a Member, the death of a Member, or the distribution of assets in kind to a Member, the Manager may cause the Company to elect to adjust the basis of the Company's assets pursuant to an election made under section 754 of the Code.

     (c)  Assignment During Fiscal Year.    If a Member's Shares in the Company
          -----------------------------
          are transferred at any time other than at the end of a Fiscal Year of the Company, each item of income, gain, loss, deduction and credit attributable to such Shares for the Fiscal Year in which the transfer occurs shall be divided and allocated proportionately between the transferor and the transferee in the same ratio as the number of days in the Fiscal Year respectively before and after the date the transfer is recognized by the Company bears to the number of days in such Fiscal Year.

     (d)  Nonrecourse Deductions.  Any Nonrecourse Deductions for any Fiscal
          ----------------------
          Year or other period shall be allocated to each Member by multiplying the Nonrecourse Deductions by a fraction the numerator of which is the Capital Account of such Member and the denominator of which is the aggregate Capital Accounts of all Members.

     (e) Notwithstanding the foregoing, if, upon the final dissolution and termination of the Company and after taking into account all allocations of Net Profit and Net Losses (and other tax items) under Articles 29 and 30, the Distributions to be made in accordance with the positive Capital Account balances of the Members would result in a Distribution that would be different from the Distributions under
          Article 33 then gross items of income and gain (and other tax items) for the taxable year of the final dissolution and termination (and to the extent permitted under section 761(c) of the Code, gross items of income and gain (and other tax items) for the immediately preceding taxable year) shall be allocated to the Members to increase or decrease Capital Account balances, as the case may be, in a manner so that the final Distribution will occur as nearly as possible in the same manner as a Distribution under Article 33.


                  LIMITATION ON REDEMPTIONS AND DISTRIBUTIONS
                  -------------------------------------------

31 Except with the unanimous approval of the Board of Directors, no Member shall be entitled (i) to receive Distributions from the Company other than as provided in Article 33; or (ii) to cause the Company to redeem such Member's Shares.


                  REDEMPTION AND PURCHASE OF COMPANY'S SHARES
                  -------------------------------------------

32   (a)  Subject to the provisions of the Companies Law and the Stockholders
          Agreement and solely in connection with redemptions of Shares as provided in these Articles, the Company may:

          (i) issue shares which are to be redeemed or are liable to be redeemed;

          (ii)   purchase its own shares (including any redeemable shares); and

          (iii) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a new issue of shares.

     (b) A Share that is liable to be redeemed may be redeemed by the Company giving to the Member not fewer than thirty days notice in writing of the intention to redeem such Shares specifying the date of such redemption which must be a day on which banks in the Cayman Islands are open for business.

     (c) The amount payable on such redemption on each Share so redeemed shall be the amount determined by the Manager.

     (d) Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

     (e) The redemption or purchase of any Share shall not be deemed to give rise to the redemption or purchase of any other Share.

     (f) At the date specified in the notice of redemption or purchase, the holder of the Shares being redeemed or purchased shall be bound to deliver up to the Company at its registered office the certificate thereof for cancellation and thereupon the Company shall pay to him the redemption or purchase monies in respect thereof.

     (g) The Manager may when making payments in respect of redemption or purchase of Shares in accordance with the provisions of this Article, if authorized by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie.

     (h) The Shares are not redeemable, whether at the request of a holder or the Company, except in accordance with the provisions of the Stockholders Agreement and the Subscription Agreement.


                                 DISTRIBUTIONS
                                 -------------

33 Distributions shall be made to the Members in the sole discretion of the Manager (except as otherwise provided in Section 1(e) (v) of the Stockholders Agreement). The Net Proceeds derived from the Company's investments, after provision for reserves, expenses, fees and taxes, if any, of the Company, shall be distributed to the Members in the manner and order of priority set forth below.

     (a)  first, 100% to the Class A, B, C and E Members, proportionate to their
          -----
          ownership of the total number of Class A, B, C and E Shares outstanding, until the Class C Members have received cumulative distributions in an amount that will yield an internal rate of return of 10% (the "10% IRR"), compounded annually, on the aggregate Cash Payments paid in respect of the Class C Shares; provided, however,
                                                          --------  -------
          that any distributions made to the Class C Members in respect of their Class C Shares prior to the third anniversary of initial issuance of the Class C Shares shall be deemed to be made, solely for purposes of computing the 10% IRR hereunder, on the date of such third anniversary.

     (b)  second, 90% to the Class A, B, C and E Members, proportionate to their
          ------
          ownership of the total number of Class A, B, C and E Shares outstanding, and 10% to the Class D Members proportionate to their ownership of the Class D Shares, until the Class C Members have received cumulative distributions in an amount that will yield an internal rate of return of 30% (the "30% IRR"), compounded annually, on the aggregate Cash Payments paid in respect of the Class C Shares; provided, however, that any distributions made to the Class C Members
          --------  -------
          in respect of their Class C Shares prior to the third anniversary of initial issuance of the Class C Shares shall be deemed to be made, solely for purposes of computing the 30% IRR hereunder, on the date of such third anniversary.

     (c)  third, 80% of the remaining Net Proceeds, if any, to the Class A, B, C
          -----
          and E Members, proportionate to their ownership of the Class total number of A, B, C and E Shares outstanding, and 20% of the remaining Net Proceeds, if any, to the Class D Members proportionate to their ownership of the Class D Shares.

34 The Manager shall use its best efforts to make Distributions only in cash or marketable securities unless members holding a majority of the shares consent to an in-kind Distribution pursuant to which all members participate in each asset distributed in the proportions established under
     Article 33. In the context of a liquidation of the Company, the Manager shall use its best efforts to make Distributions only in cash or marketable securities, provided that if such distributions cannot, with such best efforts, be made, the Manager may cause the Company to make in-kind Distributions pursuant to which all members participate in each asset distributed in the proportions established under Article 33. In the event that the Manager makes a Distribution of property other than in cash, such property shall be deemed to be sold for its fair market value on the date of such Distribution and any gain or loss associated with such deemed sale shall be included in determining Net Profit and Net Loss for the applicable Fiscal Year. Any such Distribution shall be made after giving effect to the allocations of Net Profit and Net Loss required under Article 29. All Distributions pursuant to this Article 34 shall be made in the same priority and proportions as Distributions at such time would be made pursuant to Article 33.

35 Notwithstanding anything in these Articles to the contrary, no Distribution shall be made (i) if such Distribution would violate any contract or agreement to which the Company is then a party or any law then applicable to the Company, or (ii) to the extent that the Manager, in its sole discretion, determines that any amount otherwise distributable should be retained by the Company to pay, or establish a reserve for the payment of, any liability or obligation of the Company, including obligations to pay or withhold any U.S. federal income or other taxes or taxes imposed by any other jurisdiction.

36 Notwithstanding anything in these Articles to the contrary, the Manager is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any U.S. federal withholding requirement or any withholding requirements of any other jurisdictions with respect to any payment or Distribution by the Company to any Member or other person. All amounts so withheld, and, in the manner determined by the Manager, amounts withheld with respect to any payment or Distribution by any person to the Company shall be treated as Distributions to the Members to which such amounts would have been distributed (under these Articles) but for withholding. If any such withholding requirement with respect to any Member exceeds the amount distributable to such Member under these Articles or if any such withholding requirement was not satisfied with respect to any amount previously distributed to such Member, such Member and any successor or assignee with respect to such Member's interest in the Shares of the Company will indemnify and hold harmless the Manager and the Company for such excess withholding requirement, as the case may be.

37 No Distribution shall be paid otherwise than out of profits, the share premium account or, subject to the restrictions of the Companies Law, capital.

38 If several persons are registered as joint holders of any Share, any of them may give effectual receipts for any Distribution or other monies payable on or in respect of the Share.

39   No Distribution shall bear interest against the Company.


                                CLASS A SHARES
                                --------------

40   The names of all of the Class A Members shall be filed with the Register.

41 The Class A Members of the Company shall not be liable for the repayment and discharge of any debts and obligations of the Company except to the extent of the Cash Payments made in respect of the Class A Shares held by them, the amount of which Cash Payments, less any portion that previously has been dividended to a holder thereof, or distributed to a holder thereof or applied in accordance with the provisions of the Companies Law, may be used to discharge all liabilities and expenses of the Company.

42 In no event shall any Class A Member be obligated to make any contribution to the Company.


                                CLASS B SHARES
                                --------------

43   The names of all the Class B Members shall be filed with the Register.

44 The Class B Members shall not be liable for the repayment and discharge of any debts and obligations of the Company except to the extent of the Cash Payments made in respect of the Class B Shares held by them, the amount of which Cash Payments, less any portion that previously has been dividended to a holder thereof, or distributed to a holder thereof or applied in accordance with the provisions of the Companies Law, may be used to discharge all liabilities and expenses of the Company.

45 In no event shall any Class B Member be obligated to make any contribution to the Company.


                                CLASS C SHARES
                                --------------

46   (a)  The names of all the Class C Members shall be filed with the Register.

     (b) No Class C Shares shall be, nor shall any Class C Member take any actions or knowingly fail to take any actions that would cause the Class C Shares to be, owned directly or treated as being owned indirectly, constructively, by means of attribution, or otherwise, by, for, or on behalf of a U.S. Person for purposes of section 951 et seq.
                                                                         -- ---
          of the Code.

47 The Class C Members shall not be liable for the repayment and discharge of any debts and obligations of the Company except to the extent of the Cash Payments made in respect of the Class C Shares held by them, the amount of which Cash Payments, less any portion that previously has been dividended to a holder thereof, or distributed to a holder thereof or applied in accordance with the provisions of the Companies Law, may be used to discharge all liabilities and expenses of the Company.

48 In no event shall any Class C Member be obligated to make any contribution to the Company.


                                CLASS D SHARES
                                --------------

49   The names of all the Class D Members shall be filed with the Register.

50 The Class D Members shall not be liable for the repayment and discharge of any debts and obligations of the Company except to the extent of the Cash Payments made in respect of the Class D Shares held by them, the amount of which Cash Payments, less any portion that previously has been dividended to a holder thereof, or distributed to a holder thereof or applied in accordance with the provisions of the Companies Law, may be used to discharge all liabilities and expenses of the Company.

51 In no event shall any Class D Member be obligated to make any contribution to the Company.


                                CLASS E SHARES
                                --------------

52   The names of all the Class E Members shall be filed with the Register.

53 The Class E Members shall not be liable for the repayment and discharge of any debts and obligations of the Company except to the extent of the Cash Payments made in respect of the Class E Shares held by them, the amount of which Cash Payments, less any portion that previously has been dividended to a holder thereof, or distributed to a holder thereof or applied in accordance with the provisions of the Companies Law, may be used to discharge all liabilities and expenses of the Company.

54 In no event shall any Class E Member be obligated to make any contribution to the Company.


                            MODIFICATION OF RIGHTS
                            ----------------------

55 Whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up, with the consent in writing of the holders of not less than 80% of the issued shares of the class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of the class by 80% of the votes cast at such meeting, but not otherwise. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply except that the necessary quorum
                    ------- --------
     shall be one or more persons at least holding or representing by proxy one-half in nominal amount of the issued shares of the class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Members who are present shall be a quorum) and that every member of the class shall on a poll have one vote for each share of the class held by him.

56 The rights attached to Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class E Shares shall be deemed to be varied by the creation or issue of any shares (other than Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class E Shares) ranking pari passu with
                                                                ---- -----
     or in priority to them as regards participating in the profits or assets of the Company.


                                 CERTIFICATES
                                 ------------

57 Every person whose name is entered as a Member in the Register shall be entitled, without payment, to a certificate specifying the share or shares held by him, provided that in the case of shares held jointly by several
                  --------
     persons, the Company shall not be bound to issue more than one certificate therefor, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all.

58 Where a Member has transferred or exchanged part of the Shares comprised in his holding he shall be entitled to a certificate for the balance.

59 If a share certificate is defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence any indemnity as the Manager thinks fit.


                              TRANSFER OF SHARES
                              ------------------

60 The instrument of transfer of any share shall be executed by or on behalf of the transferor and if so required by the Manager shall also be executed on behalf of the transferee and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

61   The following provisions shall apply to all shares:

     (a) Shares shall be transferred in any usual or common form approved by the Manager or failing such determination in the following form accompanied by any certificate or other documentation required by the Stockholders Agreement:

          I [Transferor] for good and valuable consideration received by me from
          [Transferee] do hereby transfer to the said [Transferee] the [   ]
          share(s) standing in my name in the Register of Global Crossing Ltd., LDC to hold unto the said [Transferee] his executors, administrators and assigns, and I, the said [Transferor] do hereby consent that my name remain on the Register of the said Company until such time as the said Company may enter the transferee's name thereon; And I the said [Transferee] do hereby agree to take the said share(s).

          As witness our hands

          Signed by the said [Transferor]
          on the    day of [month, year]
          in the presence of:

          ________________     ______________________
          Witness               Transferor


          Signed by the said [Transferee]
          on the    day of [month, year]
          in the presence of:


          ________________     ______________________
          Witness               Transferor

     (b) The Manager may suspend the registration of transfers during the fourteen days immediately preceding a general meeting. The Manager may decline to recognize any instrument of transfer unless the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Manager may reasonably require to show the right of the transferor to make the transfer. If the Manager refuses to register a transfer of any shares, the Manager shall within two months after the day on which the transfer was lodged with the Company send to the transferee notice of the refusal.

     (c) The transfer of shares shall be subject to the terms and conditions set forth in the Stockholders Agreement including those relating to transfer, first refusal, "tag along" and "drag along."

     (d) The legal personal representative of a deceased sole holder of a share shall be the only person recognized by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognized by the Company as having any title to the share.

     (e) Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such evidence being produced as may from time to time be properly required by the Manager, have the right either to be registered as a member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Manager shall, in either case, have the same right to decline or suspend registration as the Manager would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

     (f) A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.


                                GENERAL MEETING
                                ---------------

62 The Manager may, whenever it thinks fit, convene a general meeting of all Members or of the Class A, Class B, Class C, Class D and Class E Members.

63 Articles 65 through 87 below shall apply to any general meetings of Members or any class of Members. Class A Members, Class B Members, Class C Members, Class D Members and Class E Members shall be entitled to receive notice of, and attend, general meetings held by Class A Members, Class B Members and Class C Members. Only Class D Members and Class E Members, as the case may be, shall be entitled to receive notice of, and attend, general meetings held by Class D Members and Class E Members, respectively.

64 Holders of 10% of the outstanding Shares of any class may convene a general meeting of the members of such class in the same manner as nearly as possible as that in which meetings may be convened by the Manager. Holders of 25% of the Class B Shares or Class C Shares may convene a general meeting of the Members in the same manner as nearly as possible as that in which meetings may be convened by the Manager.


                          NOTICE OF GENERAL MEETINGS
                          --------------------------

65 Subject to the provisions of Section 59 of the Companies Law relating to special resolutions, seven days' notice at the least counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in the manner hereafter provided or in such other manner (if any) as may be prescribed by the Company in general meeting to such persons as are, under the Articles of the Company, entitled to receive such notices from the Company; but with the consent of all the Members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

66 The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.


                        PROCEEDINGS AT GENERAL MEETINGS
                        -------------------------------

67 All business carried out at a general meeting shall be deemed special with the exception of the consideration of the accounts, balance sheets, and ordinary report of the Manager and Auditors, the election of directors by the Members, and the fixing of the remuneration of the Auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

68 No business shall be transacted at any general meeting of the Class A, B and C members unless a quorum of such Members and a majority of the holders of Class B Shares and a majority of the holders of Class C Shares are present at the time when the meeting proceeds to business; save as herein otherwise provided, Members holding at least a majority in number of the issued Shares in the applicable class of the Company present in person or by proxy shall be a quorum.

69 If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall stand adjourned to the second business day thereafter, at the same time and place, and the quorum necessary for the transaction of the business of Members at such meeting shall be a majority of the Shares. In any other case it shall stand adjourned to the second business day thereafter, at the same time and place, and the quorum necessary for the transaction of the business of Members at such meeting shall be a majority of the Shares.

70 The Chairman of the Board of Directors shall preside as chairman at every general meeting of the Company.

71. If there is no such Chairman, or if at any meeting he is not present in person or by proxy within one hour after the time appointed for holding the meeting or is unwilling to act as chairman, the Manager shall choose one of the directors or officers of the Company or Members to be chairman.

72. The Chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

73. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.


                               VOTES OF MEMBERS
                               ----------------

74.  (a   Every Class A Member, Class B Member and Class C Member present in person or by proxy shall be entitled to one vote in respect of each Class A, Class B and Class C Share held by him.

     (b The Class A Members, voting separately as a class, shall be entitled to elect one member of the Board of Directors.

     (c Subject to the following sentence, the Class B Members, voting separately as a class, shall be entitled to elect six members of the Board of Directors and, if the number of directors shall be increased to 15 in accordance with the provisions of Article 87, shall be entitled to elect eight members of the Board of Directors. Notwithstanding the foregoing, (i) MRCo., Inc. ("MRC"), a Maryland corporation and a wholly owned subsidiary of ULLICO, Inc., a Maryland corporation ("ULLICO"), shall be entitled to elect one of the directors provided for in the preceding sentence, so long as MRC or any 80% or more owned subsidiary of ULLICO shall own, in the aggregate, more than 10% of the outstanding shares of Class B Stock;
          (ii) Ridgestone Corp., a Delaware corporation, shall be entitled to elect one of the directors provided for in the preceding sentence, so long as it or its Permitted Transferees (as defined in the Stockholders Agreement) owns not less than 75% of the shares of Class B Stock purchased by it pursuant to the Subscription Agreement; (iii) San Pasqual Corp., a Delaware corporation, shall be entitled to elect one of the directors provided for in the preceding sentence, so long as it or its Permitted Transferees owns not less than 75% of the shares of Class B Stock purchased by it pursuant to the Subscription Agreement; (iv) Galenight Corp., a Delaware corporation, shall be entitled to elect one of the directors provided for in the preceding sentence, so long as it or its Permitted Transferees owns not less than 75% of the shares of Class B Stock purchased by it pursuant to the Subscription Agreement and (v) Lodwrick Cook shall be entitled to elect one of the directors provided for in the preceding sentence, so long as Lodwrick Cook or his Permitted Transferees owns not less than 75% of the shares of Class B Stock purchased by him pursuant to the Subscription Agreement, dated January [ ], 1998.

     (d The Class C Members, voting separately as a class, shall be entitled to elect six members of the Board of Directors.

     (e For the avoidance of doubt, it is declared that the Class D Members and the Class E Members shall have no right to vote at any general meeting of the Company; provided, however, that such Members shall
                                  --------  -------
          be entitled to vote on matters in accordance with Article 55 and the Companies Law and shall be entitled to one vote with respect thereto for each Class D Share and each Class E Share held by such Member.

75. In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the Shares.

76. A Member who has appointed special or general attorneys or a Member who is subject to a disability may vote, by his said attorney, curator, committee, receiver, curator bonis or other person in the nature of a committee, receiver, or curator bonis appointed by a court and such attorney, committee, receiver, curator bonis or other person may on a poll vote by proxy.

77. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

78.  Votes may be given either personally or by proxy.

79. A Member entitled to more than one vote need not, if it votes, use all his votes or cast all the votes it uses in the same way.

80. The instrument appointing a proxy shall be in writing under the hand of the appointee or of his attorney duly authorized in writing, or if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorized.

81. Any person (whether a Member of the Company or not) may be appointed to act as a proxy. A Member may appoint more than one proxy to attend on the same occasion.

82. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

83. An instrument of proxy shall be in the following form or such other form as the Manager may approve:


                           GLOBAL CROSSING LTD., LDC
                           -------------------------

          (Name or Names) of (address) being a Member/Members of the above-named Company hereby appoint (Name of Proxy) or failing him, (Name of Alternative Proxy) of (Address) as my/our proxy to vote for me/us on my/our behalf at the general meeting of the Class __ Members to be
          held on the     day of            , and at all contributions or
          adjournments thereof.

          Signed this    day of               .
                                                ------------------------------
                                                                (Signature)

84. The Manager may at the expense of the Company send, by post or otherwise, to the Members instruments of proxy (with or without prepaid postage for their return) for use at any general meeting or at any meeting of any class of Members of the Company. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the Members entitled to be sent a notice of the meeting and to vote thereat by proxy.

85. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the Share in respect of which the instrument of proxy is given; provided that no intimation in
                                                --------
     writing of such death, insanity, revocation or transfer shall have been received by the Company at the registered office before commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

86. Any corporation which is a Member of the Company may by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company and such corporation shall for the purposes of these presents be deemed to be present in person at any such meeting if a person so authorized is present thereat.


                              DIRECTORS
                              ---------

87.  The number of Directors shall be 13, provided that upon the occurrence and
                                          --------
     during the continuance of a Bank Event of Default, the number of Directors shall, upon the vote or consent of the holders of a majority of the Class B Stock owned by PCG or its Permitted Transferees, be increased to 15 until such time as the Bank Event of Default shall no longer be continuing, when the number of Directors shall be decreased to 13 and the term of office of the two Directors elected to fill vacancies created by such increase of the number of Directors from 13 to 15 shall terminate. The first Directors shall be appointed by the subscriber to the Memorandum of Association.

88. Subject to the provisions of these Articles of Association and the Stockholders Agreement, a Director shall hold office until such time as he is removed from office by an ordinary resolution of the Company in general meeting.

89. The remuneration of the Directors shall from time to time be determined by the Board of Directors.

90.  There will be no share qualification for Directors.


                              ALTERNATE DIRECTOR
                              ------------------

91. Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

92. Any Director may appoint any person, whether or not a Director of the Company, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in the form printed below or any other form approved by the Directors, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting:



                           GLOBAL CROSSING LTD., LDC
                           -------------------------

     I the undersigned being a Director of the above Company HEREBY APPOINT [
     ], and when failing, [        ] to be my Proxy and on my behalf to attend,
     vote at a meeting of Directors of the said Company to be held on the
     day of       and at all continuations and adjournments thereof


          Date:  _____________          _______________________
                                         Signature of Director


                               POWERS AND DUTIES
                               -----------------

93. Subject to the provisions of Article 7 and the Stockholders Agreement, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any Regulation of these Articles, to the provisions of the Law, and to such regulations, being not inconsistent with the aforesaid Regulations, or provisions as may be prescribed by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

94. Subject to the provisions of Article 7 and the Stockholders Agreement, the Directors may from time to time appoint any person, whether or not a director of the Company to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of Chief Executive Officer, Chief Operating Officer, President, one or more Vice-Presidents, Treasurer, Assistant Treasurer, Chief Financial Officer, Manager or Controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties at the Directors may think fit.

95. The Directors shall appoint the Company Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

96.  Subject to the provisions of Article 7 and the Stockholders Agreement:

     (a The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

     (b The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit.


                         DISQUALIFICATION OF DIRECTORS
                         -----------------------------

97.  The office of Director shall be vacated, if the Director:

     (a files a petition in bankruptcy or makes any arrangement or composition with his creditors;

     (b   is found to be or becomes of unsound mind; or

     (c   resigns his office by notice in writing to the Company.


                           PROCEEDINGS OF DIRECTORS
                           ------------------------

98. The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit consistent with the Stockholders Agreement. Questions arising at any meeting shall be decided by a majority of votes consistent with the Stockholders Agreement. A Chairman or the Manager may at any time summon a meeting of the Directors, and 25% of the Directors may at any time summon a meeting of the Directors in the same manner as nearly as possible as that in which meetings may be summoned by the Chairman or the Manager.

99. A Director or Directors may participate in any meeting of the Board, or of any committee appointed by the Board of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

100. (a The quorum necessary for the transaction of the business of Directors shall be a majority of the Directors, provided, that one director
                                                --------
          elected by the Class B Members and one director elected by the Class C Members is present. A director represented by proxy or by an Alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

     (b If within two hours from the time appointed for the meeting a director elected by the Class B Members or a Class C Members, as the case may be, is not present, the meeting shall stand adjourned to the second business day thereafter, at the same time and place, at which the quorum necessary for the transaction of the business of Directors shall be a majority of the Directors.

101. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

102. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

103. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorize a Director or his firm to act as auditor to the Company.

104. The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

     (a   all appointments of officers made by the Directors;

     (b the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

     (c all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

105. When the Chairman and Secretary of a meeting of the Directors sign the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

106. A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a Meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

107. The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

108. Subject to the Stockholders Agreement, the Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within one hour after the time appointed for holding the same, the Director Designees (as defined in the Stockholders Agreement) of the Class B Members present may choose one of their number to be chairman of the meeting.

109. A committee appointed by the Directors may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within 30 minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

110. A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

111. All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be a valid act as if every such person had been duly appointed and was qualified to be a Director.


                            EXPENSES OF THE COMPANY
                            -----------------------

112. The Company shall pay all expenses incurred by the Company (and shall reimburse to the Manager all reasonable bona fide out-of-pocket expenses incurred by the Manager on behalf of the Company).


                                  LIMITATIONS
                                  -----------

113. [Intentionally Omitted]

                                   ACCOUNTS
                                   --------

114. The Manager shall cause to be kept proper accounts with respect to:

     (a all sums of money received and expended by the Company and the matters in respect of which such receipt and expenditure take place; and

     (b   all sales and purchases by the Company; and

     (c   the assets and liabilities of the Company.

115. The books of account shall be kept at the registered office or at such other place outside the U.S. as the Manager thinks fit, and shall always be open to inspection by the Directors. No Member, other than the Manager, shall have any right of inspecting any account or book or document of the

     Company except as conferred by the Companies Law or authorized by the Manager or by the Class B Members in general meeting.


                            INDEPENDENT ACCOUNTANTS
                            -----------------------

116. The books and records of the Company shall be audited outside the United States by independent certified accountants selected by the Board of Directors, as of the end of each Fiscal Year, commencing with the first partial Fiscal Year, of the Company.


                             FILING OF TAX RETURNS
                             ---------------------

117. The Manager shall prepare and file, or cause the accountants of the Company to prepare and file, a federal information tax return in compliance with
     Section 6031 of the Code, if required by applicable U.S. law, and any tax or other information returns required by Cayman Islands law or any other law of any other jurisdiction for each tax year of the Company, and shall be authorized to make any tax elections as permitted by the Company. The Manager shall cause the Company to be treated as a partnership for United States Federal income tax purposes, including, without limitation, cause the Company to file Form 8832 and any successor forms thereto.


                                      TAX
                                      ---

118. The Manager shall be designated on the Company's annual U.S. federal information tax return, if any is filed for a particular year, as the Tax Matters Partner of the Company (the "Tax Matters Partner") as provided in
     Section 6231(a)(7) of the Code. In the event the Company shall be the subject of an income tax audit by any U.S. federal, state or local authority or taxing authority of any other jurisdiction, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof unless otherwise required by applicable law; provided, however, that, in any such material proceeding,
                     --------  -------
     the Tax Matters Partner shall furnish to the holders of Shares a copy of all material notices and other written communications received by the Tax Matters Partner from any such taxing authority and shall keep the holders of Shares reasonably informed of all material matters which may come to its attention in its capacity as Tax Matters Partner; and provided further that, unless all Members of the same class are adversely affected in a proportionate manner, the Manager may not take any action under this
     Article 118 that could reasonably be expected to result in a material tax liability to any Member without such Member's consent. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company.


                          REPORTS TO CURRENT MEMBERS
                          --------------------------

119. Within 90 days after the end of each Fiscal Year, the Company shall prepare and mail to each Member annual audited financial statements, prepared in accordance with U.S. Generally Accepted Accounting Principles at the Members' respective registered address, as maintained in the Register of the Company by March 31 of the following year. Within 60 days from the end of each quarter, the Company shall prepare and mail to each Member, quarterly unaudited financial statements. Upon written request, a Member holding 5% of the outstanding shares shall have reasonable access to the books and records of the Company during normal business hours and shall have reasonable access to appropriate Company management.

120. The financial report for each Fiscal Year shall be accompanied by the report thereon of the independent accountants for the Company selected by the Tax Matters Partner.


                           CAPITALIZATION OF PROFITS
                           -------------------------

121. The Manager may determine that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the Members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any Shares held by such Members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such Members in the proportion aforesaid, or partly in the one way and partly in the other, and the Manager shall give effect to such determination; provided always that a share premium account and capital redemption reserve may only be applied in accordance with the provisions of the Companies Law.

122. When such determination pursuant to Article 121 hereof has been made, the Manager shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Manager to make such provision by payment in cash or otherwise as it thinks fit for the case of shares or debentures becoming distributable in fractions.


                                    NOTICES
                                    -------

123. Any notice or document may be served by the Company, from the Cayman Islands or any other location, on any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognized courier service, fees prepaid, addressed to such Member at his address as appearing in the Register. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

124. Notices to be posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

125. Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

126. Any notice or other document, if served by (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served five days after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier), or, (b) facsimile, shall be deemed to have been served upon confirmation of receipt or (c) recognized delivery service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier.

127. Any notice or document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

               CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE
               -------------------------------------------------

128. For the purpose of determining Members entitled to notice of or to vote at any Meeting of Members or any adjournment thereof, or in order to make a determination of Members for any other proper purpose, the Manager of the Company may provide that the Register shall be closed for transfers for a stated period.

129. In lieu of or apart from closing the Register the Manager may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a Meeting of the Members and for the purpose of determining the Members entitled to receive a Distribution the Manager may either before or on the date of declaration of such Distribution fix a date as the record date for such determination.

130. If the Register is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a Meeting of Members or Members entitled to receive a Distribution, the date on which notice of the Meeting is mailed or the date on which the resolution of the Manager declaring such Distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any Meeting has been made in the manner provided in this Article, such determination shall apply to any adjournment thereof.

                                   THE SEAL
                                   --------

131. The Manager shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of the Manager. The Manager may keep for use outside the Cayman Islands a facsimile Seal. The Manager may from time to time as it sees fit (subject to the provisions of these Articles relating to share certificates) determine the persons and the number of such persons in whose presence the Seal or the facsimile thereof shall be used, and until otherwise so determined the Seal or the facsimile thereof shall be affixed in the presence of the Manager or of some other person duly authorized by the Manager.


                                  DISCLOSURE
                                  ----------

132. The Manager shall if lawfully required to do so under the laws of any jurisdiction to which the Company is subject or in compliance with the rules of any Stock Exchanges upon which Shares are listed be entitled to disclose any information regarding the affairs of the Company including without limitation information contained in the Register and transfer books of the Company.


                      REGISTRATION BY WAY OF CONTINUATION
                      -----------------------------------

133. (a The Company may by special resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing.

     (b In furtherance of a resolution adopted pursuant to sub-clause (a) of this Article, the Manager may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.


                            DISTRIBUTION OF SHARES
                            ----------------------

134. If the Company shall make any distribution or dividend on the Shares in securities of another entity, the Members shall enter into an agreement with respect to such securities containing provisions substantially the same as contained in these Articles and the Stockholders Agreement. Prior to any liquidation or dissolution of the Company or any distribution by the Company of any equity securities of GTH, the Company shall take all action as is required to effect the following: (a) the amendment of the Memorandum of Association and bye-laws of GTH so that the provisions thereof, taken as a whole, resemble, as closely as would be permitted by the laws of Bermuda, the provisions of these Articles and the Stockholders Agreement (including, without limitation, the terms of the Class A, Class B, Class C, Class D and Class E Stock), (b) the redemption of its Shares in exchange for shares of GTH that have rights that resemble, as closely as would be permitted by the laws of Bermuda, the rights of the Shares and (c) the execution and delivery among GTH and the Members of an agreement that resembles, as closely as would be permitted by the laws of Bermuda, the terms and provisions of these Articles and the Stockholders Agreement.


                                  TERMINATION
                                  -----------

135. The Company shall be dissolved and terminated and its affairs wound up upon the occurrence of any of the following events (an "Event of Termination"):

     (a   the expiration of its Term;

     (b ninety days after the removal of the Manager by the Board of Directors pursuant to Article 23; or

     (c the written consent of the Manager and the approval of the holders of 80% of the outstanding shares of Class B Stock, voting as a class and the approval of the holders of 80% of the outstanding shares of Class C Stock, voting as a class;

     provided, however, the Company will not terminate in accordance with clause
     --------  -------
     (b) above if the Directors elect in accordance with the provisions of
     Article 23 (b), within ninety days of the removal of the Manager, a new Manager (other than the removed Manager) to continue the activities of the Company; and Section 199(1)(c) of the Companies Law shall not apply.

136. Upon the occurrence of an Event of Termination, the Company shall be dissolved and wound up. In connection with the dissolution and winding-up of the Company, the Manager or, if there is no Manager, a liquidator, appointed by a majority of the Class B Members shall proceed, in its sole

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

     discretion, with the sale or liquidation of all of the assets of the Company and the final distribution of the assets of the Company, in the following manner and order of priority:

     (a to payment and discharge of the claims of all creditors of the Company who are not Members;

     (b to payment and discharge of the claims of all creditors of the Company who are Members; and

     (c to payment and discharge to the Members in accordance with the provisions of Article 33, after giving effect to any prior payments in accordance with the such provisions.

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